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     As Filed with The Securities and Exchange Commission on April 10, 1997.
                                                      Registration No. 333-22127
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                          GREATER NEW YORK BANCORP INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                6036                                 13-3930370
    (State or other jurisdiction of        (Primary Standard Industrial                   (I.R.S Employer
    incorporation or organization)          Classification Code Number)                 Identification No.)

                                 One Penn Plaza
                            New York, New York 10119
                                 (212) 613-4000

          (Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                                Robert P. Carlson
                  Senior Vice President, Counsel and Secretary
                          Greater New York Bancorp Inc.
                                 One Penn Plaza
                            New York, New York 10119
                                 (212) 613-4000

          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------

                                   Copies to:

                                 Mark J. Menting
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000
                           ---------------------------


  Approximate date of commencement of proposed sale to the public: At the effective time as described in the attached Joint Proxy Statement/Prospectus.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |X|
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================


                                                                            Proposed
                                                                            Maximum         Proposed
                                                                            Offering        Maximum          Amount of
               Title of Each Class of                    Amount to be      Price Per       Aggregate       Registration
            Securities to be Registered                   Registered          Unit       Offering Price         Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share(1)
 (including rights to purchase shares
 of Junior Participating Preferred Stock,
 par value $1.00 per share)                            13,850,000 shs.(1)  $14.00(3)      $193,900,000(3)    $58,757.58(5)
-------------------------------------------------------------------------------------------------------------------------
Series A ESOP Convertible Preferred Stock, par value
$1.00 per share (including an  indeterminate  amount of
 Common Stock, par value $1.00 per share, issuable upon
 conversion thereof, and the attached rights to purchase
 shares of Junior Participating Preferred Stock,
 par value $1.00 per share)                            $1,536,391 shs.(2)  $13.00(4)      $ 19,973,083(4)    $ 6,052.45(5)
=========================================================================================================================



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(footnotes from cover page)

(1) The number of shares of common stock of Greater New York Bancorp Inc. ("Bancorp Common Stock") to be issued in the share exchange described herein (the "share exchange") cannot be precisely determined at the time this Registration Statement becomes effective because shares of common stock of The Greater New York Savings Bank ("Bank Common Stock") may be issued thereafter and prior to the effective time of the share exchange pursuant to the Bank's Employee Stock Ownership Plan, Long-Term Incentive Program, 1996 Non-Employee Directors Stock Option Plan and 1996 Equity Incentive Plan. The Registration Statement covers a number of shares of Bancorp Common Stock which is estimated to be at least as large as the number of shares of Bank Common Stock which are expected to be outstanding at the effective time of the share exchange. See the undertaking in Item 22(4) in Part II of this Registration Statement.

(2) The number of shares of Series A ESOP Convertible Preferred Stock of Bancorp ("Bancorp Series A Preferred Stock") to be issued in the share exchange cannot be precisely determined at the time this Registration Statement becomes effective because shares of Series A ESOP Convertible Preferred Stock of the Bank (Bank Series A Preferred Stock") may be retired thereafter and prior to the effective time of the share exchange pursuant to the Bank's Employee Stock Ownership Plan. This Registration Statement covers a number of shares of Bancorp Series A Preferred Stock which is estimated to be at least as large as the numbe r of shares of Bank Series A Preferred Stock which are expected to be outstanding at the effective time of the share exchange. See the undertaking in Item 22(4) in Part II of this Registration Statement.

(3) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933 (the "Securities Act"), based upon the per share market value of the shares of Bank Common Stock to be exchanged in the share exchange, which is deemed to be the average of the reported high and low sales prices of a share of Bank Common Stock on the National Association of Securities Dealers Automated Quotation System on February 14, 1997.

(4) Estimated pursuant to Rule 457(f)(2) of the Securities Act, based upon the book value of such shares of stock on February 19, 1997.

(5)  Registration Fee previously paid.


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Item 21.  Exhibits

Exhibit
Number                                             Description of Document
------   -----------------------------------------------------------------------------------------------------------
  2      -- Agreement  and Plan of Reorganization (attached to Proxy Statement/Prospectus    as
            Appendix A).
  3.1    -- Amended and Restated Certificate of Incorporation of Greater New York Bancorp Inc. (attached to Proxy
            Statement/Prospectus as Exhibit 1 to Appendix A).
  3.2    -- By-Laws of Greater New York Bancorp Inc. (attached to Proxy Statement/Prospectus as Exhibit 2 to
            Appendix A).
  4.1    -- Instruments defining the rights of security holders. (Amended and Restated Certificate of Incorporation and
            By-Laws, incorporated  by reference to Exhibits 1 and 2, respectively, to Appendix A to the Proxy
            Statement/Prospectus included in the Registration Statement.)
  4.2    -- Bancorp Rights Agreement
  5      -- Opinion of Sullivan & Cromwell as to validity of securities.
  8      -- Opinion of Sullivan & Cromwell as to tax matters.
 12      -- Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred
            Stock Dividend Requirements.
 21      -- Subsidiaries of Greater New York Bancorp Inc.
 23.1    -- Consent of Sullivan & Cromwell (included in Exhibits 5 and 8 hereto)
 23.2    -- Consent of KPMG Peat Marwick LLP.
 23.3    -- Consent of Persons About to Become Directors.
 99.1    -- Form of Proxy Card.
 99.2    -- Annual Report on Form F-2 of The Greater New  York Savings Bank for the fiscal year ended December  31,
            1996 with all exhibits thereto.
 99.3    -- Form F-3, filed with the Federal Deposit Insurance Corporation on April 10, 1997.
 99.4    -- Letter to Stockholders dated April 10, 1997.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on this 10th day of April 1997.

                                   Greater New York Bancorp Inc.




                                   By:       /s/ Gerard C. Keegan
                                       ------------------------------
                                   Name:    Gerard C. Keegan
                                   Title:   Director, Chief Executive Officer
                                            and President

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on April 10th, 1997.

              Signature                                   Title
              ---------                                   ------
Principal Executive Officer and Sole Director:

       /s/ Gerard C. Keegan                              Director, Chief Executive Officer and President
  -------------------------------------
           (Gerard C. Keegan)

Controller:

       /s/ Philip T. Spies                               Senior Vice President and Controller
  -------------------------------------
              (Philip T. Spies)


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                                                   Exhibit Index


    Exhibit
     Number                                Description of Document                              Location
    -------                                -----------------------                              --------
   2         --      Agreement and Plan of Reorganization. ................  Incorporated by reference to Appendix A to the Proxy Statement/Prospectus included in
                                                                               the Registration Statement.
   3.1       --      Amended  and Restated Certificate  of Incorporation of
                     Greater New York Bancorp Inc. ........................  Incorporated by reference to Exhibit 1 to
                                                                               Appendix A to the Proxy
                                                                               Statement/Prospectus included in the
                                                                               Registration Statement.
   3.2       --      By-Laws of Greater New York Bancorp Inc. .............  Incorporated by reference to Exhibit 2 to
                                                                               Appendix A to the Proxy
                                                                               Statement/Prospectus included in the
                                                                               Registration Statement.
   4.1       --      Instruments   defining   the   rights   of    security
                     holders ..............................................  Amended and Restated Certificate of
                                                                               Incorporation and By-Laws, incorporated by
                                                                               reference to Exhibits 1 and 2,
                                                                               respectively, to Appendix A to the Proxy
                                                                               Statement/Prospectus included in the
                                                                               Registration Statement.
   4.2       --      Bancorp Rights Agreement..............................  Previously filed.
   5         --      Opinion  of  Sullivan  & Cromwell  as  to  validity of
                     securities. ..........................................  Previously filed.
   8         --      Opinion of Sullivan & Cromwell as to tax matters. ....  Previously filed.
  12         --      Computation of  Consolidated  Ratios  of  Earnings  to
                     Combined  Fixed Charges  and Preferred  Stock Dividend
                     Requirements..........................................  Previously filed.
  21         --      Subsidiaries of Greater New York Bancorp Inc. ........  Previously filed.
  23.1       --      Consent of Sullivan & Cromwell (included in Exhibits 5
                     and 8). ..............................................  Previously filed.
  23.2       --      Consent of KPMG Peat Marwick LLP. ....................  Previously filed.
  23.3       --      Consent of Persons About to become Directors..........  Previously filed.
  99.1       --      Form of Proxy Card ...................................  Previously filed.
  99.2       --      Annual Report  on Form  F-2 of  The Greater  New  York
                     Savings  Bank for  the fiscal year  ended December 31,
                     1996  (including  as   exhibits  thereto  the   Bank's
                     Restated Organization Certificate, Bank Bylaws, Rights
                     Agreement,  material  employment  agreements, material
                     severance agreements, director,  officer and  employee
                     benefit  plans, statement re:  computation of earnings
                     per share for the years ended December 31, 1996,  1995
                     and  1994,  financial  data schedule  and  1996 Annual
                     Report to Stockholders (pages 23-76 and 79))..........  Previously filed.
  99.3       --      Form F-3, filed with the Federal Deposit Insurance
                     Corporation on April 10, 1997.........................  Filed herewith.
  99.4       --      Letter to Stockholders dated April 10, 1997. .........  Filed herewith.


                            STATEMENT OF DIFFERENCES
                  The cent symbol shall be expressed as....[c]


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